Exhibit 99.1

Transcend Services, Inc.

Press Release Dated October 19, 2004

(five pages follow)

FOR IMMEDIATE RELEASE
Contact:	Larry Gerdes, CEO, larry.gerdes@trcr.com
404-364-8000

October 19, 2004

(BW) (TRANSCEND SERVICES, INC.)(TRCR)

TRANSCEND REPORTS EIGHTH CONSECUTIVE QUARTERLY PROFIT

DESPITE DECREASE IN REVENUE OF 2% IN THIRD QUARTER 2004

Atlanta, Georgia TRANSCEND SERVICES, INC. (TRCR/Nasdaq SmallCap) today announced its results for the three and nine months ended September 30, 2004.

For the three months ended September 30, 2004, Transcend reported revenue of $3,668,000, which represents a 2% decrease from the comparable prior year quarter. Gross profit as a percentage of revenue decreased to 28% from 32%. Net income attributable to common stockholders decreased 86% to $39,000, or $0.01 per share, from $280,000, or $0.04 per share.

When compared to revenue of $3,761,000 in the second quarter of 2004, revenue decreased $93,000 in the third quarter for the following reasons: (1) a net decrease in transcription service revenue of $193,000 attributable to customers served during both quarters; (2) a decrease in transcription service revenue of $26,000 attributable to customers that terminated service in the first half of 2004; and (3) an increase in transcription service revenue of $126,000 attributable to new customers. At the same time, the gross margin as a percentage of revenue decreased from 29% to 28% between the second and third quarters of 2004 due primarily to the cost of maintaining a production infrastructure positioned to handle the higher level of contracted, but uninstalled, volume of transcription services.

Tom Binion, President and Chief Operating Officer, commented: “Our operating results for the third quarter reflect customer-originated delays in installing new business, the on-going challenge of staffing transcriptionists to keep pace with our current and projected production volume and the continuing effect of terminations during the first half. However, we have signed, but uninstalled, contracts to provide service for six new customers with total estimated first year revenue of $2,215,000. The addition of this new business will be spread over the next two quarters as the implementations involve 3 hospitals and more than 25 clinics. We are very encouraged by the addition of this new business and the activity level in our sales pipeline, but disappointed in the delayed implementation of our speech recognition tools, which would not only make us more competitive in the marketplace, but also ease our difficulty in staffing transcriptionists through the improved productivity of our existing staff.”

Cash totaled $563,000 as of September 30, 2004, which represents an increase of $5,000 since December 31, 2003. Days revenue in accounts receivable are 17 days as of September 30, 2004. During the nine-month period ended September 30, 2004, Transcend has invested $756,000 for capital additions, including $162,000 for internally developed software related primarily to our speech recognition initiative. In addition, the Company has paid $200,000 of short-term debt related to its 2003 preferred stock redemption. As of September 30, 2004, Transcend had no debt and full availability under its $1.0 million bank line of credit. Subsequent to quarter-end, the Company made a partial payment of $225,000 to the developer of its speech recognition tool.

Larry Gerdes, Chief Executive Officer, added comments regarding the Company’s operating results and its quality initiative: “We continue to be disappointed in our financial performance during the first nine months of 2004. Nonetheless, we are encouraged by our sales momentum and the potential effect that speech recognition will have on our business. We can and should be performing better. Toward that end, I am forming a Quality Council comprised of representatives from all aspects of our business. Based upon my prior experience with a quality assurance program, my expectation is to enhance the efficiency and effectiveness with which Transcend provides transcription services, which should lead to a higher level of satisfaction among our customers, employees and stockholders.”

For the nine months ended September 30, 2004, Transcend reported revenue of $11.3 million, which represents a 6% increase over revenue of $10.6 million in the comparable prior year period. Gross profit as a percentage of revenue decreased from 32% to 28% between the nine months ended September 30, 2003 and 2004, respectively. Net income attributable to common stockholders was $195,000 or $0.03 per share, in the nine months ended September 30, 2004 compared to $490,000, or $0.09 per share, in the nine months ended September 30, 2003. The increase in weighted average shares outstanding in the nine months ended September 30, 2004 resulted from the Company converting most of its outstanding preferred stock into 2,860,000 shares of common stock on June 25, 2003 and redeeming the remainder of its outstanding preferred stock on July 1, 2003 for $600,000 cash plus two short-term promissory notes of $100,000 each that were due and paid on January 1 and April 1, 2004, respectively. As a result of this conversion and redemption, the Company eliminated the requirement for preferred stock cash dividends of approximately $120,000 per quarter effective May 15, 2003. The Company had 7,331,000 and 7,317,000 shares of common stock outstanding as of September 30, 2004 and 2003, respectively.

Conference Call

Transcend will host a conference call regarding this press release for investors, analysts and other interested parties on October 19, 2004 at 11:00 a.m. EDT. To participate in the conference call, please dial (800) 815-8193 (the US/Canada dial-in number) or (706) 643-1409 (the international dial-in number), enter the conference identification number 1503765 and, if asked, identify the conference name as Transcend Services and the leader name as Larry Gerdes. A replay of the conference call will be available through midnight on Thursday, October 21, 2004 by dialing (800) 642-1687 (US/Canada) or (706) 645-9291 (international) and entering the conference identification number 1503765 anytime after two hours from the completion time of the conference call on October 19, 2004.

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription services encompass everything needed to securely receive, type, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing and custom data-center creation packages.

For more information, visit http://www.transcendservices.com.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.

(Unaudited Financial Statements Follow)

TRANSCEND SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

Amounts in Thousands, Except Per Share Amounts

	Three Months Ended		Nine Months Ended
	09/30/04	09/30/03	09/30/04	09/30/03
Revenue	$3,668	$3,754	$11,296	$10,628
Direct costs	2,638	2,557	8,131	7,249

Gross profit	1,030	1,197	3,165	3,379

Gross profit as a percentage of revenue	28%	32%	28%	32%
Operating expenses:
Marketing and sales	275	212	802	620
Research and development	71	122	254	345
General and administrative	641	579	1,893	1,740

Total operating expenses	987	913	2,949	2,705

Operating income	43	284	216	674
Operating income as a percentage of revenue	1%	8%	2%	6%
Interest expense, net	(3)	(4)	(18)	(4)

Income before income taxes	40	280	198	670
Income tax provision	(1)	—	(3)	—

Net income	39	280	195	670
Dividends on preferred stock	—	—	—	(180)

Net income attributable to common stockholders	$39	$280	$195	$490

Basic earnings per share:
Net earnings per share attributable to common stockholders	$0.01	$0.04	$0.03	$0.09

Weighted average shares outstanding	7,331	7,317	7,327	5,463

Diluted earnings per share:
Net earnings per share attributable to common stockholders	$0.01	$0.04	$0.03	$0.09

Weighted average shares outstanding	7,551	7,523	7,614	5,618

TRANSCEND SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

SEPTEMBER 30, 2004 and DECEMBER 31, 2003

Amounts in Thousands

	September 30 2004	December 31, 2003
ASSETS

Cash and cash equivalents	$563	$558
Accounts receivable, net	1,292	1,306
Other current assets	202	216
Property and equipment, net	1,404	1,218
Other assets	48	48

	$3,509	$3,346

LIABILITIES & STOCKHOLDERS’ EQUITY

Promissory notes payable	$0	$200
Accounts payable and accrued expenses	860	706
Stockholders’ equity	2,649	2,440

	$3,509	$3,346